                             THIRD PARTY PLEDGE AGREEMENT



         For valuable consideration, the undersigned (the "Pledgor"), hereby represents, warrants and agrees to the following:

         1. GRANT OF SECURITY INTEREST. Pledgor hereby assigns, transfers to, pledges with and grants a security interest to, WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Lenders under the Credit Agreement described below ("Agent"), all of his right, title and interest in and to the securities this day delivered to and deposited with Agent, together with all other securities which shall hereafter be delivered to Agent pursuant to this Agreement during the existence of this Agreement (collectively called "Collateral"), together with whatever is receivable or received when any Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation the Collateral delivered to Agent and set forth on SCHEDULE A attached hereto, as such schedule may from time to time be amended, altered or changed, and including any stock options, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Pledgor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation stock received by Pledgor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"), and in the event that Pledgor receives any such Proceeds, Pledgor will hold the same in trust on behalf of and for the benefit of Agent and will immediately deliver all such Proceeds to Agent in the exact form received, with the endorsement of Pledgor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Agent as a part of the Collateral, subject to all terms hereof.

         2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of all present and future obligations with respect to principal, interest, fees, collection costs, indemnities or otherwise with respect to the Term Loan (the "Indebtedness") of Ticketmaster Group, Inc., an Illinois corporation ("TMG"), due to Agent and the Lenders under the Credit Agreement by and among TMG, Wells Fargo Bank, National Association ("Wells Fargo") and the other financial institutions signatory thereto (together with Wells Fargo, the "Lenders") and Agent dated as of November 18, 1994 as same may be extended, modified or renewed from time to time (collectively, the "Credit Agreement"; capitalized terms used herein without definition shall have the meaning set forth therein). For clarification, the term "Term Loan" means the advances of the Lenders to TMG that, taken together, constitute the Term Loan under the Credit Agreement. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all such obligations now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Pledgor may be liable individually or jointly including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and interest which, but for the filing of a petition in bankruptcy, would accrue on all Indebtedness.

         3. TERMINATION. This Agreement will terminate upon the payment and performance of all Indebtedness secured hereby.

         4.   WARRANTIES OF THE PLEDGOR.  Pledgor represents and warrants that:

         (a)  Pledgor is the owner of the Collateral and Proceeds;

         (b)  Pledgor has the right to pledge the Collateral and Proceeds;

         (c) all Collateral and Proceeds are genuine, free from liens, and free from material setoffs, default, prepayment and defenses of any kind or character, except as heretofore disclosed in writing to Agent and except as provided in the Credit Agreement;

         (d) specifically with respect to Collateral and Proceeds consisting of securities, that the same comply with material applicable laws concerning form, content and manner of preparation and execution;

         (e) The Pledgor is an individual of majority and fully competent to contract;

         (f) The execution, delivery and performance by the Pledgor of this Agreement require no governmental approval and do not contravene any law or any contractual restriction binding on the Pledgor;

         (g) This Agreement is the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms;

         (h) There is no pending or threatened action or proceeding affecting the Pledgor before any court, governmental agency or arbitrator which might materially and adversely affect the financial condition of the Pledgor; and

         (i) (a) The Pledgor is the owner of 79% all of the issued and outstanding common stock of TMG; (b) the Lenders' agreement to make the Loans to TMG is of substantial and material benefit to the Pledgor; and (c) the Pledgor has reviewed and approved the Credit Agreement and is fully informed of the remedies Lenders may pursue upon the occurrence of an Event of Default under the Credit Agreement.

         5.   COVENANTS OF THE PLEDGOR.

         A.   Pledgor agrees in general, except as permitted in the Credit
Agreement: (a) to pay all reasonable expenses, including reasonable attorneys' fees, incurred by Agent in the perfection, preservation, enforcement and exercise of its rights, powers, privileges and remedies hereunder; (b) to permit Agent to exercise its powers granted hereunder; (c) to execute and deliver such documents as Agent deems reasonably necessary to create, perfect and continue the security interests contemplated hereby; and (d) not to change his residence or the place where he keeps his records concerning the Collateral and Proceeds without first giving Agent written notice of the address to which Pledgor is moving same.

         B. Pledgor agrees with regard to Collateral and Proceeds, except as permitted in the Credit Agreement: (a) not to permit any lien on the Collateral or Proceeds except in favor of Agent; and (b) not to sell, hypothecate or otherwise dispose of any Collateral or Proceeds subject hereto at any time, except to Agent.

         C.   Pledgor agrees to maintain as Collateral at all times hereunder
(i) shares of common stock of an issuer listed on a public stock exchange (including NASDAQ) which are subject to an effective registration statement under the Securities Act of 1933 and are freely tradable and/or contain no restriction that would prohibit or delay any sale thereof immediately upon the occurrence of any Event of Default and/or (ii) investment grade bonds that are freely tradable, which stock and bonds have an aggregate market value equal to no less than then $52,000,000 or such amount as will cause the ratio of the outstanding principal amount of the Term Loan to such stock and bonds to equal no more than 76.92%.

         Unless Agent elects to exercise its right and power to do so, Pledgor agrees: (a) if requested by Agent after an Event of Default exists, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Agent, and to immediately endorse as appropriate and deliver such Proceeds to Agent daily in the exact form in which they are received together with a collection report in form reasonably satisfactory to Agent; (b) in the event Agent elects to receive payments of proceeds hereunder as a result of an Event of Default, to pay all reasonable expenses incurred by Agent in connection therewith, including reasonable expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; and (c) to provide any reasonable service and do any other acts or things reasonably necessary to keep the Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

         6. POWERS OF AGENT. Pledgor appoints Agent as his true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Agent's officers and employees, or any of them, only if an Event of Default exists: (a) to perform any obligation of Pledgor hereunder with respect to the Collateral in Pledgor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Agent's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Agent may deem proper, and any money or property received in exchange for the Collateral or Proceeds may be applied to the Indebtedness or held by Agent under this Agreement; (e) to make any compromise or settlement Agent deems reasonable, desirable and proper in respect of the Collateral and Proceeds; (f) to insure and preserve the Collateral and Proceeds; (g) to perform any obligation of Pledgor under this Agreement with respect to the Collateral; (h) to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, under all the Collateral and Proceeds subject to this Agreement; and (i) to do all acts and things and execute all documents in the name of Pledgor or otherwise, reasonably deemed by Agent as necessary, proper and convenient in connection with the perfection of its security interests hereunder. Notwithstanding the foregoing, the following powers of Agent under this Section 6 may be exercised regardless of whether an Event of Default exists: (b), (f) and (i). If an Event of Default exists, then to effect the purposes of this Agreement, or otherwise upon instructions of the Pledgor owning the relevant Collateral, Agent may cause such Collateral and/or Proceeds thereof to be transferred to Agent's name or the name of Agent's nominee. Without limiting the generality of the foregoing, if an

Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may without notice be registered in the name of Agent or its nominee, and Agent or its nominee may thereafter, without notice, exercise all voting and corporate rights at any meeting of the shareholders of the issuer thereof and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Collateral and/or Proceeds as if it were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, or recapitalization or other readjustment of, or upon the exercise by, the issuer thereof or Agent of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine, all without liability except to account for property actually received by Agent, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         7. CASH COLLATERAL ACCOUNT. Any money received by Agent in respect of the Collateral may, at Agent's option, be retained in an interest bearing cash collateral account (the "Cash Collateral Account") and the same shall, for all purposes, be deemed Collateral hereunder. Notwithstanding the foregoing, so long as no Event of Default exists, Pledgor may retain all cash dividends paid and interest payments made on the securities pledged hereunder.

         8.   AGENT'S CARE AND DELIVERY OF COLLATERAL.

         (a) Agent's obligation with respect to Collateral and Proceeds in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral and Proceeds, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Pledgor of maturity dates, conversion, call, or exchange rights, or offers to purchase the Collateral or Proceeds, or any similar matters, notwithstanding Agent's knowledge of the same. Agent shall be deemed to have acted in accordance with the standard of care described in the prior sentence if it applies substantially equivalent care in handling the Collateral to that which it applies in handling its own property of a similar nature.
Agent shall have no duty to take any steps necessary to preserve the rights of Pledgor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Agent shall not be obligated to take any action with respect to the Collateral or Proceeds requested by the Pledgor owning the relevant Collateral unless such request is made in writing, and, except as set forth in Section 8(b), Agent determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of such Collateral and Proceeds as security for the Indebtedness or would not create liability for Agent.

         (b) If the market value of the Collateral exceeds 150% of the outstanding principal amount of the Term Loan (the "Release Ratio"), Pledgor may deliver a written notice to Agent (i) setting forth his calculation of such market value, (ii) requesting the release of a portion of the Collateral such that the market value of the remaining Collateral would be sufficient to satisfy the Release Ratio and (iii) providing delivery instructions for the Collateral to be released. Upon receipt of such notice, Agent shall release the portion of the Collateral as requested.

         (c) Agent may at any time deliver the Collateral and Proceeds, or any part thereof, to Pledgor, and the receipt thereof by Pledgor shall be a complete and full acquittance for the Collateral and Proceeds so delivered, and Agent shall thereafter be discharged from any liability or responsibility therefor, except for liabilities, if any, for the foregoing, while it was in the possession of Agent.

         9. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Except as otherwise provided herein or in the Credit Agreement, Pledgor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Pledgor to do so, Agent at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; PROVIDED, HOWEVER, that, unless such taxes, charges, liens and assessments have become a federal tax lien on any of the Collateral, no such tax, charge, lien, or assessment need be paid by Pledgor if the same is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made therefor by Pledgor as would be required in order to be in conformity with GAAP. Any such payments made by Agent shall be obligations of Pledgor to Agent, due and payable upon demand, together with interest at a rate determined in accordance with the provisions of Section 13 herein, and shall be secured by the Collateral and Proceeds, subject to all of the terms and conditions of this Agreement.

         10. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: the existence of any "Event of Default" as defined in the Credit Agreement.

         11. REMEDIES. Upon the occurrence of any Event of Default, Agent shall have the right to declare immediately due and payable all or any Indebtedness secured hereby, without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Pledgor. Agent shall have all other rights, privileges, powers and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation the right to contact all persons obligated to Pledgor on Collateral and to instruct such persons to deliver all Proceeds directly to Agent. The rights, privileges, powers and remedies of Agent shall be cumulative. No delay, failure or discontinuance of Agent in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Agent of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

         While an Event of Default exists: (a) Agent may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness secured hereby in such order of application as Agent may from time to time elect or, at Agent's sole option, place any Proceeds in the Cash Collateral Account; and (b) Pledgor will assemble and deliver all books and records pertaining to the Collateral and Proceeds to Agent at a reasonably convenient place designated by Agent. For any Collateral or Proceeds consisting of securities, Agent shall be under no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Each purchaser at any sale of the Collateral shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Agent arising by reason the fact that the price at which any Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Any amount realized by Agent hereunder shall be applied as set forth in Section 7.3 of the Credit Agreement.

         12. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the resignation of Agent as Agent under the Credit Agreement, Agent may transfer all or any part of the Collateral or Proceeds to a successor Agent and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred (but not from liabilities, if any, for the foregoing while in the possession of Agent), and the transferee shall be vested with all rights and powers of Agent hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Agent shall retain all rights, powers, privileges and remedies herein given.

         13.  COSTS, EXPENSES AND ATTORNEYS FEES.  Pledgor shall pay to Agent
(a) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses, including allocated fees and expenses of in-house counsel of Agent on a real hourly basis) incurred by Agent and the Lenders to correct any default, to enforce any provision of this Agreement or any other document contemplated hereby or to prosecute or defend any lawsuit (whether in pre-trial, trial or appellate proceedings) or administrative proceeding arising from or relating to this Agreement, or the transactions or occurrences arising hereunder (provided that solely with respect to any litigation arising in connection with actions described in this clause (a), Agent and the Lenders shall only be entitled to reimbursement of such costs and expenses to the extent their position has substantially prevailed in court), and (b) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses, including allocated fees and expenses of in-house counsel on a real hourly basis, and the fees and expenses of other professionals) incurred by Agent or any Lender in connection with any bankruptcy or other insolvency proceeding, reorganization, workout, composition or other creditor arrangement of the Pledgor including without limitation the seeking of relief from or modification of the automatic stay, the negotiation and drafting of a cash collateral order, or any proceeding in bankruptcy relating to the valuation of the Collateral and/or Proceeds. Pledgor agrees to release Agent and Lenders from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Lender in any way relating to or arising out of this Agreement or the enforcement of the terms thereof, except to the extent that any of the foregoing arise from the gross negligence or willful misconduct of Agent. Pledgor agrees to indemnify Agent against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent by reason of Agent's reliance on any representation or warranty of Pledgor set forth herein which is untrue when made by Pledgor.

         14. STATUTE OF LIMITATIONS. Until all Indebtedness secured hereby shall have been paid in full, the power of sale and all other rights, powers, privileges and remedies granted to Agent hereunder shall continue to exist and may be exercised by Agent at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

         15. WAIVERS. Except as otherwise expressly agreed by Agent and the Lenders in the Credit Agreement, Pledgor hereby waives any right to require Agent to: (a) proceed against any person, including Borrower; (b) proceed against or exhaust any security held from Borrower or any other power; (c) pursue any other remedy in Agent's power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of Indebtedness held by Agent as security, in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

         Except as otherwise expressly agreed by Agent and the Lenders in the Credit Agreement, Pledgor hereby waives any defense based upon or arising by reason of: (a) any disability or other defense of Borrower or any other person;
(b) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower, (d) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to Agent and the Lenders or intended or understood by Agent and the Lenders or Pledgor; (e) any act or omission by Agent or any Lender which directly or indirectly results in or aids the discharge of Borrower or any Indebtedness by operation of law or otherwise except for a discharge resulting from Agent's or a Lender's gross negligence or willful misconduct; or (f) any modification of the Indebtedness, in any form whatsoever including without limitation the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of the Indebtedness or any part thereof, including any decrease of the rate of interest thereon, but excluding any increase in the rate of interest thereon (other than any such increase required under the terms of the Credit Agreement as in effect immediately following the execution thereof) or any increase in the principal amount of the Term Loan which causes such principal amount to exceed $40,000,000. Until all Indebtedness guaranteed hereunder shall have been paid in full, Pledgor hereby waives any defense Pledgor may have based upon any election of remedies by Agent which destroys Pledgor's subrogation rights or Pledgor rights to proceed against Borrower for reimbursement, including without limitation any loss of rights Pledgor may suffer by reason of any rights, powers or remedies of Borrower in connection with any antideficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness (including without limitation Sections 726 and 580d of the California Code of Civil Procedure as from time to time amended). Until all Indebtedness shall have been paid in full, Pledgor further waives any right to enforce any remedy which Agent now has or may hereafter have against Borrower or any other person, waives any benefit of, or any right to participate in any security whatsoever now or hereafter held by Agent, with respect to the Indebtedness.

         The liability of Pledgor hereunder shall be reinstated and revived and the rights of Agent shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness secured hereby is rescinded or must be otherwise restored by Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Agent in its sole discretion; provided, however, that if Agent chooses to contest any such matters at the request of Pledgor, Pledgor agrees to indemnify and hold Agent harmless from and against all reasonable costs and expenses, including reasonable attorneys' fees, expended or incurred by Agent in connection therewith, including without limitation, in any litigation with respect thereto.

         Pledgor warrants and agrees that each of the waivers set forth above is made with Pledgor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

         16. MISCELLANEOUS. Except as otherwise provided herein or in the Credit Agreement, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived with respect to any payment or Proceeds to which Agent is entitled hereunder; any right to direct the application of payments or security for Indebtedness of Pledgor hereunder and any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of guarantors is given with respect to Collateral or Proceeds subject to this Agreement; provided however, that in each instance Agent believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Indebtedness to which the action applies.

         17. NOTICES. All notices or demands of any kind which Agent may be required or desires to serve upon Pledgor shall be served upon Pledgor in the manner set forth in Section 9.2 of Credit Agreement as if Pledgor were TMG to the address of Pledgor set forth under its name in the signature pages hereto.

         18. SUCCESSORS, ASSIGNS; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties, and shall be governed by and construed in accordance with the laws of the State of California.

         19. REPAYMENT OF TERM LOAN. The Pledgor may, but shall have no obligation to, prepay the Indebtedness secured hereby in full and thereby obtain a release of the Collateral pledged hereunder.

         20.  SEVERABILITY OF PROVISIONS.   If any provision of this Agreement
shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed this ___ day of November, 1994.



                           ---------------------------
                                  Paul G. Allen


Acknowledged and agreed.

WELLS FARGO BANK, N.A.,
as Agent



By:
    ----------------------
Title:

                                      SCHEDULE A

                                  PLEDGED SECURITIES



         Certificate No. MS136103 for Five Hundred Thousand shares of common stock of Microsoft Corporation

         Certificate No. MS136104 for Five Hundred Thousand shares of common stock of Microsoft Corporation